Exhibit 11.

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
                                 Pennsylvania Commerce Bancorp, Inc.
                                 Computation of Net Income Per Share
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                             For the Quarter Ended September 30, 2002
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                                                        Income           Shares        Per Share
                                                                                         Amount
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
Basic Earnings Per Share:
Net income                                               $1,467,000
Preferred stock dividends                                   (20,000)
                                                         ----------
Income available to common stockholders                   1,447,000         1,993,683        $0.72
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Effect of Dilutive Securities:
Stock Options                                                                 191,592
                                                                           ----------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $1,447,000         2,185,275        $0.66
===================================================================================================

                           For the Nine months Ended September 30, 2002
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                                                        Income           Shares        Per Share
                                                                                         Amount
---------------------------------------------------------------------------------------------------
Basic Earnings Per Share:
Net income                                               $4,104,000
Preferred stock dividends                                   (60,000)
                                                         ----------
Income available to common stockholders                   4,044,000         1,950,275        $2.07
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Effect of Dilutive Securities:
Stock Options                                                                 194,371
                                                                           ----------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $4,044,000         2,144,646        $1.89
===================================================================================================

                             For the Quarter Ended September 30, 2001
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                                                        Income           Shares        Per Share
                                                                                         Amount
---------------------------------------------------------------------------------------------------
Basic Earnings Per Share:
Net income                                               $1,181,000
Preferred stock dividends                                   (20,000)
                                                         ----------
Income available to common stockholders                   1,161,000         1,854,986        $0.63
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Effect of Dilutive Securities:
Stock Options                                                                 199,337
                                                                           ----------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $1,161,000         2,054,323        $0.56
===================================================================================================

                           For the Nine months Ended September 30, 2001
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                                                        Income           Shares        Per Share
                                                                                         Amount
---------------------------------------------------------------------------------------------------
Basic Earnings Per Share:
Net income                                               $3,172,000
Preferred stock dividends                                   (60,000)
                                                         ----------
Income available to common stockholders                   3,112,000         1,849,631        $1.68
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Effect of Dilutive Securities:
Stock Options                                                                 193,550
                                                                           ----------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $3,112,000         2,043,181        $1.52
===================================================================================================
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